UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021

Fauquier Bankshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-25805	54-1288193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 347-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par value $3.13 per share	FBSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02	Results of Operations and Financial Condition.

On January 22, 2021, Fauquier Bankshares, Inc. (the “Company” or “Fauquier”) issued a press release reporting its fourth quarter 2020 financial results.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 8.01	Other Events

The information set forth under Item 2.02 of this current report on Form 8-K is incorporated by reference.

Important Information and Where to Find It:

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger (the “Merger”) of Fauquier into Virginia National Bankshares Corporation (“Virginia National”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed Merger, Virginia National has filed a registration statement on Form S-4 and will file other documents regarding the proposed Merger with the Securities and Exchange Commission (“SEC”) to register the shares of Virginia National’s common stock to be issued to the shareholders of Fauquier in the proposed Merger. The registration statement includes a preliminary joint proxy statement/prospectus, and the final registration statement will include a final joint proxy statement/prospectus, which will be sent to the shareholders of Virginia National and Fauquier in advance of each company’s respective shareholder meeting that will be held to consider the proposed Merger. Each of Fauquier and Virginia National may file with the SEC other relevant documents concerning the proposed Merger. Before making any voting or investment decision, investors and security holders are urged to read the final joint proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed Merger because they contain important information about Fauquier, Virginia National and the proposed Merger. Shareholders are also urged to carefully review Fauquier’s public filings with the SEC, including, but not limited to, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Fauquier and Virginia National through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, from Fauquier at www.tfb.bank under the tab “About TFB – Investor Relations” or by directing a request to Fauquier Bankshares, Inc., 10 Courthouse Square, Warrenton, VA 20186, or by telephone at (540) 347-6751, or from Virginia National at www.vnb.com under the tab “Investor – Investor Relations” or by directing a request to Virginia National Bankshares Corporation, 404 People Place, Charlottesville, Virginia 22911, or by telephone at (434) 817-8587.  The information on Fauquier’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings Fauquier makes with the SEC.  The information on Virginia National’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings Virginia National makes with the SEC.

Fauquier, Virginia National and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Fauquier and Virginia National, respectively, in connection with the proposed Merger. Information about the directors and executive officers of Virginia National and their ownership of Virginia National’s common stock is set forth in Virginia National’s proxy statement in connection with its 2020 annual meeting of shareholders, as previously filed with the SEC on April 29, 2020. Information about the directors and executive officers of Fauquier and their ownership of Fauquier’s common stock is set forth in Fauquier’s proxy statement in connection with its 2020 annual meeting of shareholders, as previously filed with the SEC on April 17, 2020. Additional information regarding the interests of these participants and other persons who may be deemed participants in the solicitation of proxies may be obtained by reading the final joint proxy statement/prospectus regarding the proposed Merger when it becomes available. Free copies of these documents may be obtained as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Fauquier Bankshares, Inc. Press Release announcing Fourth Quarter 2020 Results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

Date: January 22, 2021	By:	/s/ Christine E. Headly
Christine E. Headly
Executive Vice President and Chief Financial Officer